Exhibit 1

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule jointly on behalf of each of such parties.

Date: February 18, 2020

THE COOPER REVOCABLE TRUST DATED APRIL 25, 2001

By:	/s/ Steve D. Cooper
Steve D. Cooper, Co-Trustee

STEVE D. COOPER

By:	/s/ Steve D. Cooper
Steve D. Cooper